CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SkyPeople Fruit Juice, Inc.

We hereby consent to the use of our report dated May 15, 2008, with respect to the financial statements of Pacific Industry Holding Group Co., Ltd. in the Registration Statement of SkyPeople Fruit Juice, Inc. on Form S-1 Amendment No. 1 to be filed on or about July 17, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ CHILD, VAN WAGONER & BRADSHAW, PLLC
CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
July 17, 2008